EXHIBIT 10.5
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                                LEASE AGREEMENT

THIS AGREEMENT OF LEASE is made and executed at Bangalore on this the 5th day of December, 2005 by and between:

M/s Valliappa Software Technological Park Pvt. Ltd., having its office at Sona Towers, 71, Miller Road, Bangalore 560052, represented by its Director, Mrs. V. Seetha hereinafter called the LESSOR (which term so far as the context admits shall mean and include his successors in office, heirs executors, administrators, legal representatives and assigns) on the ONE PART

AND

M/S BRIDGELINE SOFTWARE ENTERPRISES PVT. LTD. having its Registered Office located at 302, Good Earth Apt, Cambridge 2nd Cross Road, Ulsoor, Bangalore 560008 represented by Mr. Paresh Jashwantrai Vora, Managing Director, hereinafter referred to as LESSEE, (which term shall mean and include its successors in office and assigns) of the OTHER PART.

WHEREAS

1 The Lessor is the absolute owner of the entire Western portion of the Sona Towers, situated at 71, Miller Road, Bangalore 560052, having 500KVA power from BESCOM and 100% backup. The Lessor desires to lease out 5th floor of the said premises measuring 7800 sft, with 50KVA power for the said floor and in addition 25KVA power for UPS, more particularly described in the schedule hereunder and referred to as the SCHEDULE PREMISES.

2 The Lessee has approached the Lessor to lease out the schedule premises.

3 The Lesser has agreed to lease out the schedule premises, along with the fittings and fixtures provided in the 5th floor, as per annexure, for their business usage to the Lessee on the terms and conditions hereinafter appearing to which the Lessor has agreed.


NOW IT IS HEREBY AGREED BY AND BETWEEN THE LESSOR AND THE LESSEE AS FOLLOWS:

1. The Lessor hereby agrees to provide on Lease to the Lessee the Schedule Premises
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belonging to the Lessor, and also provide other assets for use by the Lessee, more fully described n the Schedule to hereunder written, for a period of 11 (Eleven) months commencing from the date of occupation of the scheduled premises measuring 7800 sq ft by the Lessee, not later than 7th December, 2005, at a monthly rent as detailed below

            a) Rent: @ Rs 20/- per sq ft amounting to Rs 1,56,000 (Rs One Lakh fifty six thousand only)

            b) Furniture and Fixtures: @ Rs 36/- per sq ft amounting to Rs 2,80,800 (Rs Two Lakh eighty thousand and eight hundred only)

            c) Maintenance charges: Rs 3/- per sq ft amounting to Rs 23,400/- (Rs Twenty three thousand four hundred) Tate Amounting to Rs 4,60,200/- (Rs Four lakh sixty thousand and two hundred only) payable before the seventh of following month, and such rent shall be inclusive of all rates and municipal taxes payable by the Lessor in respect of the Schedule Premises, and renewable after every 11 (Eleven) months with mutual consent between the Lessor and the Lessee for such further period as may be agreed to between them with an escalation of not exceeding Five Percent on the basic rent of the building for the Schedule Premises after expiry of every 12 months from the date of this agreement provided the lease agreement is in force then.

3. The Lessor has the right, title and power to grant this lease of the Schedule Premises to the Lessee for their use.

4. THE LESSEE HAS AGREED TO PAY TO THE LESSOR, AN INTEREST FREE SECURITY DEPOSIT AMOUNT OF RUPEES FORTY THREE LAKHS SIXTY EIGHT THOUSAND ONLY, AS DETAILED BELOW:

         a. A SUM OF RUPEES ONE LAKH, VIDE CHEQUE NUMBER 00834, DATED 5TH DECEMBER 2005 PAYABLE ON CITIBANK, BANGALORE IN FAVOUR OF LESSOR.

         b. BALANCE AMOUNT OF RUPEES 42,68,000, (RUPEES FORTY TWO LAKHS AND SIXTY EIGHT THOUSAND WILL BE TRANSFERRED BY THE LESSEE TO THE CREDIT OF LESSORS CURRENT ACCOUNT (ACCOUNT NUMBER 1037B) WITH THE CENTRAL BANK OF INDIA, MILLERS ROAD BRANCH BANGALORE 560052 BY TT ON OR BEFORE 7TH DECEMBER 2005

5        Both Lessor and Lessee hereby agree:

a) That the refundable security deposit will be refunded by the Lessor at the time of Lessee handing over the possession of the premises (after the lease period / after giving the required notice before the end of the lease period), and this security deposit does not carry any interest during this period.

b) That the tenure of the agreement shall be 11 (Eleven) months from the date of occupation of the premises by the Lessee and can be extended on mutual consent by executing a fresh agreement on or before the expiry of the lease period for further periods.

6.       The Lessee hereby agrees:

a) To pay the monthly rent on or before the seventh of following month for the previous month to the Lessor or his authorized agent.

b) To pay two separate cheques for rent and other charges as mentioned above after deducting income tax at source as in force under Income Tax Act 1961 for which a suitable certificate shall be given to the Lessor once every year.

c) shown in the meters installed therein at the rate of Rupees Seven per unit.

d) To use the Schedule Premises for Office Purposes only, and not carry on or permit to carry on any offensive or prohibitive trade or business in the Schedule Premises.

e) To replace all broken fittings and fixtures which is caused during the tenure of the lease agreement by equally or better substitute and not to make any structural additions or alterations to the Schedule Premises without the written consent of the Lessor, which the Lessor shall not withhold unreasonably.

f) To permit the Lessor or his agents during reasonable hours to enter into the Schedule Premises to view the conditions and state of the same.

g) Not to part with the LEASE HOLD RIGHTS or interest in the said premises created and to sublet the same or any part thereof, to any person or persons whomsoever without the prior written consent from the Lessor.

h) On the expiration or sooner determination of the lease period, the Lessee shall deliver unto the Lessor vacant possession of the Schedule Premises herein stated in the same condition, as they are now, except for reasonable wear and tear.

i) The Lessee shall keep the scheduled property and all leased assets in good condition and state of repair (reasonable wear and tear and damage by fire, earthquakes, flood, tempest, lightening, violence of an army or of a mob or otherwise irresistible or inevitable force or accident excepted.). For the equipment to be provided as part of the lease, i.e. the generator and the air-condiitoner, the Lessee will be responsible only for normal care while using the same, while the Lessor will be responsible for taking care of any breakdown and maintenance expenses.

j) The Lessee shall be at liberty to place, bring, fit and fix (in such manner as the Lessee may deem necessary or expedient) under, upon and over the Leased Premises and also on any part of the said scheduled property telephone, electric and appliances and to remove the same but the Lessee shall make good any damage which may be caused to the Leased Property and all assets by such removal.


7.       The Lessor hereby agree:

a) To pay all existing and future rates, taxes, charges, assessments in respect of the Schedule Premises.

b) To provide a power connection of 50KVA and in addition 25KVA power for UPS to the Schedule Premises during the said term of Lease without any disturbance or interruption by the Lessor.

c) That the Lessee shall peacefully hold and enjoy the Schedule Premises along with the assets, during the said term of Lease without any disturbance or interruption by the Lessor.

d) That the Lessor shall, after receiving notice in writing from the Lessee within a period of one month, carry out all such necessary major repairs and/or replacements to the scheduled property and all assets arising not on account of any negligence or willful action on the part of the Lessee and the entire costs of such major repairs and/or replacements shall be borne by
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the Lessor. In case the Lessor does not carry out such major repairs and/or replacements within a period of one month as mentioned above, the Lessee shall have right to carry out such major repairs and/or replacements and deduct the costs from the monthly lease rentals payable to the Lessor.

e) That the Lessee is entitled to display its name board at the space provided by the Lessor in the building.

f) To ensure that the electrical power, the air-conditioners and generator provided as part of the lease, and described in Annexure are maintained and any breakdowns in the same are repaired at the earliest by the Lessor. The Lessee is also permitted to house the STP lower and communication radio link on the terrace of the schedule property for purposes of Internet connectivity, data transmission or for voice over Internet connectivity, at additional charges as mutually agreed by both the parties.

g) One car-parking slot have been allotted to the Lessee in the compound of Schedule Premises at no charge. The employees of Lessee can park two wheelers in the designated 2 wheeler parking area on a first come first serve basis.

8.       WARRANTY OF TITLE

The Lessor has represented and declared to the Lessee that he is the solo and absolute owner of the said premises, which have been constructed according to the bye-laws and with necessary plan sanction of the Bangalore Mahanagar Palike, and all the necessary clearances, approvals, permissions and sanctions to give on lease the Demised Premises to the Lessee, have been obtained. In the event any damage, loss or expense, caused or incurred by the Lessee on account of the Lessor having not obtained the necessary and requisite approvals and permissions from any statutory authority, officer, department or government or the original Lessor, in respect of giving the Demised Premises on sub-lease, then the Lessee shall be to that extent be indemnified for such loss, expense or damage. Neither the Lessor nor any other party shall at any point of time lay any claim/ lien on the machinery / equipments erected on the Demised Premises by the Lessee.

9.       Indemnity

The Lessor shall indemnify the Lessee for any loss or damage caused to the Lessee on account of any negligent act done by the Lessor or his agents or representatives in the Demised Premises and from breach of covenant of title or on account of the Lessor having not obtained the necessary and requisite approvals and permissions from any statutory authority, officer, department, original Lessor or government in respect or any latent defect in the Demised Premises.

TERMINATION OF LEASE:

10.      By efflux of time.

11. In the event of the Lessee committing any breach of any of the terms of this Lease or defaults in payment of lease rents for a continuous period of three months and other charges if any, then it that event the Lessor shall give notice of such default by the Lessee and the Lessee must, within 15 days of the receipt of such notice, rectify such default failing which this Agreement will stand terminated and the Lessee shall handover and deliver vacant possession of the scheduled property and all Lessor's assets to the Lessor and the Lessor will have the right to resume possession of the scheduled property and all Lessor's assets after payment of security deposit to the Lessee.

12. In the event of the Lessee being declared insolvent as ordered to be wound up for any reasons by any court or direction and/or liquidator/receiver being appointed, this Lease shall stand terminated and the Lessor shall become entitled to vacant possession of the scheduled property and to resume possession as the benefit of this Lease is not available to any third party. However this clause will not have application in the event of mergers as the Lessee being a company, in which the Lessee company may be a part.

13. The Lessee may if they so desire, terminate this tease and will be entitled to do so only after the first period of Eleven Months STATED AS ABOVE if the lease period is renewed for further periods after giving THREE MONTHS advance notice in writing after the said period of Eleven months or such unexpired portion of the original lease period whichever is earlier as stated in para 1 hereinabove of its intention to terminate the Lease without assigning any reason.

14. In the event of the Lessor committing breach of any of the terms of this Lease, the Lessee shall be entitled to terminate this Agreement after giving 30 days notice in writing to the Lessor to rectify the breach within the said 30 days. The Lessee will be entitled to damages, if any, suffered due to such breach, which shall not exceed two months lease rent and the Lessee will also be entitled to terminate the Lease and be ready for handing over possession.

15. If during the term of his Agreement or any renewal thereof, the said Demised Premises are compulsorily acquired or requisitioned by the Government or by any Governmental Body or authority under any law for the time being in force and the Lessee pursuant thereto being required to vacate the said Demised Premises in their entirety or part thereof then, in such event this Agreement shall automatically stand determined and the interest free deposit shall be refunded to the Lessee simultaneously with the Lessee vacating the said Demised Premises in their entirety provided however that sell acquisition or requisition is not due to any act or omission of the Lessee.

16. The Lessor shall on termination or earlier determination of any of the Lease, refund the Interest Free Security Deposit, subject to deductions as set out in clauses below.

17. In the event of the Lessee failing to pay the lease rental, electricity, water bills and the maintenance charges as per this agreement, or any other amounts payable by the Lessee under this agreement or the Lessee failing to repair any damage caused to the scheduled properly (otherwise than natural wear and tear), the Lessor will be entitled to deduct the amount above from the interest free security deposit and the balance if any to be paid to the Lessee upon handing over the possession of demised premises by the Lessee to the Lessor.

18. In the event that any provision of this agreement or any of the conditions of them are declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable or indications of the same are received by either of the parties from any relevant competent authority, the parties shall amend that provision in such reasonable manner so as to achieve the intention of the parties without illegally or at the discretion of the parties it may be deleted from this agreement and the remaining provisions of this
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agreement shall retrain in full force and effect.

19. The parties acknowledge that this agreement and the terms and conditions contained herein are the only terms and conditions between the parties and that there no other oral or written representations between them.

20. No notice shall be deemed to have been served unless delivered under acknowledgement due to the address stated in para 25 below or such other changed address already communicated by either party as stated in para 25 below.

21. Notwithstanding anything contained in this Agreement, any delay or failure on the part of the Lessor in refunding the security deposit amount to the Lessee after adjusting towards any arrears of lease rents or other charges payable under this Agreement, the Lessor shall pay to the Lessee an interest rate of 12% per annum from the date of termination of this Agreement till the date of payment. Further, the Lessee shall be entitled to a charge over the Demised Premises without any further liability with regard to rent for the said period.

22. In the event of the delay in payment of the lease rental the Lessee shall as liable to pay interest on the delayed lease rent at the rate of 2% per month or part thereof.

FORCE MAJEURE

23. The parties hereto shall not be liable for failure or delay in performance of its respective obligations under this Agreement if such failure or delay is the direct result of any act of God, war or other causes beyond their reasonable control provided the affected party (a) gives prompt written notice of occurrence of such force majeure event (b) takes all reasonable steps to minimize the loss of time on account of such force majeure event (c) resumes performance of its obligations as soon as normalcy is restored. If the force majeure persists for a consecutive period of three months, then the Lessee may terminate this Agreement by written notice to the other parties hereto.

ATTORNMENT

24. The Lessor specifically agrees and undertakes that in the event the Demised Premises are sold, transferred, mortgaged or conveyed to any third party by the Lessor, such transfer shall be expressly subject to the terms of this Lease Deed and the Lessee shall continue to be in possession of the Demised Premises without any interruption or disturbance by the transferee and this Lease shall in no way be affected. The Lessor hereby agrees to furnish to the Lessee true copies of the agreements with purchasers / transferees acknowledging their agreement in this regard and in particular the provisions with regard to refund of deposits to the Lessee. Such transfer shall not however, relieve Lessor of its obligations hereunder including, without limitation, its obligations to return Lessee's deposits. In the event of the Lessor selling either the whole or part of the Demised Premises to any third party, then the purchasers of the whole or part of the Demised Premises, the Lessor and the Lesser shall execute such agreement as may be required by the Lessee to incorporate and bind the terms of these presents to the purchasers of the said part or whole of the Demised Premises.

25. Unless otherwise notified in writing with acknowledgment due through registered post, the address for notice / correspondence to either of the Lessor and the Lessee shall be as under;
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                                       ADDRESS OF LESSOR:
                                       M/s Valliappa Software Technological
                                         Park Pvt Ltd.
                                       Sona Towers, 71, Millers Road,
                                       Bangalore 560052

                                       ADDRESS OF LESSEE:
                                       M/s Bridgeline Software Enterprises
                                         Private Limited,
                                       No. 302, Goodearth Apts, 2nd Cross Road,
                                       Ulsoor,
                                       Bangalore-560 008

26. No change, variation or modification of any of the terms and conditions set forth herein stall be valid unless incorporated as an amendment to this Lease and duly signed by the respective parties.

27. The Parties hereto agree that in the event of there being any delay in or indulgence shown by either of the parties with regard to the enforcement of any of the terms of this agreement the same shall not be construed as a waiver on the part of the party showing such indulgence or tolerance and any such indulgence or forbearance shall not be deemed to be a waiver of the rights and the parties shall be entitled to enforce such right without prejudice to such indulgence or tolerance shown.

28. The Parties agree that in case of any dispute arising in respect of this Lease, the matter shall be referred to arbitration of an arbitrator, it consonance with the provisions of the Arbitration and Conciliation Act, 1996, as may be amended from time to time. The decision of the Arbitrator so appointed shall be binding upon the Lessor and the Lessees and the proceedings shall be held at Bangalore and conducted in English Language.

29. In case of registration of lease deed being required, all the stamp duty, registration charges and other expenses related to registration, in respect of this lease deed shall be borne and paid by the Lessee only.

30. In the event of either parties preferring an appeal the court in Bangalore shall alone have Jurisdiction with regard to this Lease.

31. This agreement is executed in duplicate. The one copy shall be retained by the Lessee and the other copy will be retained by the Lessor.
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                                    SCHEDULE

All that Premises at 5th Floor, Western Wing, Sona Towers, Miller Road, Bangalore 560052, measuring 7800 sft office premises with 50 KVA power in addition 25KVA UPS power and one car park in the compound, with fixtures and fittings as mentioned in this Annexure and the entire building is bounded on

NORTH BY: PREMISES NUMBER 70, BELONGING TO HAJI ABDULLA SAIT

EAST BY: THE PROPERTIES BELONGING TO MR. D'SA AND MR. NARAYANA PAI AND RATHNAM

WEST BY: MILLER ROAD

SOUTH BY: PREMISES CALLED SNEHA TOWERS.

In witness whereof the parties to the above deed have put their signatures on the day, month, and year herein above written in the prescence of the following witness.

WITNESS

1. /S/ WITNESS                                  LESSOR

                                       FOR VALLIAPPA SOFTWARE TECHNOLOGICAL PARK
                                       PVT. LTD.

                                       /S/ V. SEETHA, DIRECTOR
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2. /S/ WITNESS                                  LESSEE

                                       FOR BRIDGELINE SOFTWARE ENT. PVT. LTD.

                                       /S/ PARESH VORA, AUTHORIZED SIGNATORY
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